EXHIBIT 10.3
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAW OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAW. THIS NOTE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.
SENIOR SECURED PROMISSORY NOTE

$10,000,000	September 11, 2007 6:00 p.m. EST
     FOR VALUE RECEIVED, on or before September 11, 2008, subject to an Extension (as defined below) (the “Maturity Date”), Origen Financial L.L.C. (“Borrower”) promises to pay to the order of the William M. Davidson Trust u/a/d 12/13/04 (“Lender”) at 2300 Harmon Road, Auburn Hills, Michigan 48326, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000) (“Total Principal Amount”), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Senior Secured Promissory Note (“Note”) is less than the Total Principal Amount, together with accrued but unpaid interest thereon as provided below. The Maturity Date may be extended by Borrower for up to two, sixty-day periods (each, an “Extension”) upon payment by Borrower to Lender of a fee in the amount of $116,666 for each such Extension. Interest on the unpaid principal balance hereof from time to time outstanding shall accrue for the period from and including the date hereof, to but excluding the date this Note is paid in full, at the fixed rate per annum equal to eight percent (8%), calculated on the basis of actual days elapsed in a year of 365 days. Borrower shall pay such interest, unless earlier payment is required hereunder, in cash in arrears on the last day of each three-month period during which this Note remains outstanding (each an “Interest Payment Date”) with the first Interest Payment Date occurring on December 31, 2007. If an Event of Default (as defined below) occurs or if this Note is not paid when due by maturity, acceleration or otherwise, then notwithstanding the above, interest shall be payable thereafter at the rate which is six percent (6%) per annum in excess of the rate described above (the “Default Rate”). In no event shall the aggregate interest rate payable under this Note exceed the Maximum Rate. The term “Maximum Rate,” as used herein, shall mean at the particular time in question the maximum rate of interest, which, under applicable law, may then be charged on this Note.
     The principal of and all accrued but unpaid interest on this Note shall be due and payable in full on the Maturity Date.
     Borrower may prepay all or any portion of the principal of this Note at any time without payment of any premium or penalty upon at least thirty (30) days prior written notice to Lender.

Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.
     This Note is issued by Borrower pursuant to the provisions of the Senior Secured Loan Agreement of even date herewith (the “Loan Agreement”) by and between Borrower and Lender. Payment of this Note is secured by a Security Agreement of even date herewith (the “Security Agreement”), by and between Borrower and Lender, covering certain collateral as more particularly described therein. All capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement.
     This Note, the Loan Agreement, the Security Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the “Loan Documents.” The Lender is entitled to the benefits and security provided in the Loan Documents.
     Borrower agrees that all advances hereunder shall be used solely for proper corporate purposes, including for working capital of Borrower.
     Borrower agrees that upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender shall have the remedies set forth herein and in the Loan Agreement.
     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of Delaware law, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under Michigan law, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.
     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.
     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     Lender acknowledges and agrees that: (i) Lender has been advised and understands that a conflict exists between its interest and the interest of Borrower; (ii) Lender has been advised to seek the advice of independent counsel; and (iii) Lender has obtained the advice of independent counsel or decided not to engage independent counsel.

This Note is subject to the restrictions on transfer set forth below:
     (a) This Note may not be transferred by the holder without the consent of Borrower except to an Affiliate of Lender or by operation of law. For these purposes, “Affiliate” shall have the meaning ascribed to that term in the Stock Purchase Warrant of even date herewith issued by Origen Financial, Inc. to Lender.
     (b) This Note has not been registered under the Securities Act (hereinafter defined) and nothing herein contained shall be deemed to require Borrower to so register this Note. This Note is issued subject to the provisions and conditions contained herein, and the holder hereof by accepting the same agrees with Borrower to such provisions and conditions, and represents to Borrower that this Note has been acquired for the account of the holder for investment and not with a view to or for sale in connection with any distribution thereof.
     (c) The holder of this Note agrees that this Note may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Securities Act”) and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws. In the event that the holder hereof transfers this Note pursuant to an applicable exemption from registration, Borrower may request, at its expense, that the holder hereof deliver an opinion of counsel reasonably acceptable to Borrower that the proposed transfer does not violate the Securities Act and applicable state securities laws.

BORROWER: ORIGEN FINANCIAL, L.L.C.
By:	/s/ Ronald A. Klein
	Name:	Ronald A. Klein
	Title:	Manager

Address for Notices: 27777 Franklin Road Suite 1700 Southfield, Michigan 48034 Attention: Ronald A. Klein

Fax No.: (248) 746-7094 Phone No.: (248) 746-7000

LENDER: William M. Davidson Trust u/a/d 12/13/04
By:	/s/ William M. Davidson
Its: Trustee

Address for Notices: 2300 Harmon Road, Auburn Hills, Michigan 48326 Attention: Jonathan S. Aaron

[Signature page to Senior Secured Promissory Note]

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